Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-46071 and 333-11145 of Otter Tail Power Company on Form S-3 of our report dated January 29, 1997, incorporating by reference in this Annual Report on Form 10-K of Otter Tail Power Company for the year ended December 31, 1996.


Deloitte & Touche LLP
Minneapolis, Minnesota
March 28, 1997